CHESWOLD LANE FUNDS
EXHIBIT 12(B) TO FORM N-CSR


I, Eric F. Scharpf, principal executive officer of Cheswold Lane Funds (the "Company"), hereby certify that to the best of my knowledge:

1. The Form N-CSR of the Company for the period ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the stated period.

By: /s/ Eric F. Scharpf
    -------------------
    Eric F. Scharpf
    President and CEO

Date: March 6, 2008


I, Matthew Taylor, principal financial officer of Cheswold Lane Funds (the "Company"), hereby certify that to the best of my knowledge:

1. The Form N-CSR of the Company for the period ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the stated period.



By: /s/ Matthew Taylor
    ------------------
    Matthew Taylor
    Executive Vice President, Treasurer and Chief Financial Officer

Date: March 6, 2008

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Cheswold Lane Funds for purposes of the Securities Exchange Act of 1934.